Exhibit 99.1

News Release

Axcelis Announces Financial Results for First Quarter 2025

Q1 Highlights:

•	Revenue of $192.6 million
•	GAAP Gross Margin of 46.1%, and Non-GAAP Gross Margin of 46.4%
•	GAAP Operating Margin of 15.1% and Non-GAAP Operating Margin of 18.3%
•	GAAP Diluted earnings per share of $0.88, and Non-GAAP Diluted earnings per share of $1.04

BEVERLY, Mass.— May 6, 2025—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the first quarter ended March 31, 2025.

President and CEO Russell Low commented, “We executed well in the first quarter, delivering strong profitability despite a moderation in customer investments and a more uncertain broader economic backdrop. Axcelis is well positioned to navigate a dynamic macroeconomic and global trade environment with an agile global manufacturing and supply chain footprint that we have optimized over the past few years. This provides a solid platform for us to meet our customers’ needs while continuing to invest in innovation to capture the long-term growth opportunities that lie ahead.”

Executive Vice President and Chief Financial Officer Jamie Coogan said, “We delivered strong margins and cash flow in the first quarter, reflecting solid execution and the resilience of our operating model. We exited the quarter with a robust cash position and no debt, and are repurchasing shares in an opportunistic but disciplined manner, while continuing to invest in our business.”

Results Summary

(In thousands, except per share amounts and percentages)

	Three months ended March 31,
	2025	2024
Revenue	$192,563	$252,372
Gross margin	46.1%	46.0%
Operating margin	15.1%	22.4%
Net income	$28,579	$51,595
Diluted earnings per share	$0.88	$1.57

Non-GAAP Results
Non-GAAP gross margin	46.4%	46.1%
Non-GAAP operating margin	18.3%	24.1%
Adjusted EBITDA	$39,520	$64,545
Non-GAAP net income	$33,784	$55,234
Non-GAAP diluted earnings per share	$1.04	$1.68

News Release

Business Outlook

For the second quarter ending June 30, 2025, Axcelis expects revenues of approximately $185 million, GAAP earnings per diluted share of approximately $0.57, and non-GAAP earnings per share of approximately $0.73.

Please refer to Second Quarter Outlook under the “Notes on our Non-GAAP Financial Information” section of this document for detail relating to the computation of non-GAAP earnings per diluted share as well as the Safe Harbor Statement section of this document.

First Quarter 2025 Conference Call

The Company will host a call today to discuss the results at 8:30 a.m. ET. The call will be available via webcast that can be accessed through the Investors page of Axcelis' website at www.axcelis.com, or by registering as a participant here:

https://register-conf.media-server.com/register/BI454c6816ae884406ade486cc1372dc9f Webcast replays will be available for 30 days following the call.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP income tax provision, Adjusted EBITDA, non-GAAP net income, and non-GAAP diluted earnings per share, and reflect adjustments for the impact of share-based compensation expense and certain items related to restructuring and severance charges and any associated adjustments.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

News Release

Safe Harbor Statement

This press release contains, and the conference call will contain, forward-looking statements under the Private Securities Litigation Reform Act safe harbor provisions. These statements, which include our expectations for spending in our industry and guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are outside the control of the Company, including that customer decisions to place orders or our product shipments may not occur when we expect, that orders may not be converted to revenue in any particular quarter, or at all, whether demand will continue for the semiconductor equipment we produce or, if not, whether we can successfully meet changing market requirements, and whether we will be able to maintain continuity of business relationships with and purchases by major customers. Increased competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and instability caused by changing global economic, political or financial conditions, including with respect to the imposition of tariffs on our products or components of our products, could also cause actual results to differ materially from those in our forward-looking statements. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 45 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

CONTACTS:

Investor Relations Contact:

David Ryzhik

Senior Vice President, Investor Relations and Corporate Strategy

Telephone: (978) 787-2352

Email: David.Ryzhik@axcelis.com

Press/Media Relations Contact:

Maureen Hart

Senior Director, Corporate & Marketing Communications

Telephone: (978) 787-4266

Email: Maureen.Hart@axcelis.com

News Release

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2025	2024
Revenue:
Product	$182,824	$243,418
Services	9,739	8,954
Total revenue	192,563	252,372
Cost of revenue:
Product	94,500	127,912
Services	9,295	8,409
Total cost of revenue	103,795	136,321
Gross profit	88,768	116,051
Operating expenses:
Research and development	27,128	25,662
Sales and marketing	15,124	17,445
General and administrative	17,357	16,405
Total operating expenses	59,609	59,512
Income from operations	29,159	56,539
Other income (expense):
Interest income	5,601	5,516
Interest expense	(1,367)	(1,346)
Other, net	(309)	(1,710)
Total other income	3,925	2,460
Income before income taxes	33,084	58,999
Income tax provision	4,505	7,404
Net income	$28,579	$51,595
Net income per share:
Basic	$0.89	$1.58
Diluted	$0.88	$1.57
Shares used in computing net income per share:
Basic weighted average shares of common stock	32,258	32,638
Diluted weighted average shares of common stock	32,335	32,926

News Release

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$183,957	$123,512
Short-term investments	403,102	447,831
Accounts receivable, net	164,949	203,149
Inventories, net	295,850	282,225
Prepaid income taxes	6,615	6,420
Prepaid expenses and other current assets	59,463	60,471
Total current assets	1,113,936	1,123,608
Property, plant and equipment, net	57,034	53,784
Operating lease assets	28,767	29,621
Finance lease assets, net	15,025	15,346
Long-term restricted cash	7,553	7,552
Deferred income taxes	69,334	68,277
Other assets	48,969	50,593
Total assets	$1,340,618	$1,348,781
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,985	$46,928
Accrued compensation	14,796	25,536
Warranty	11,882	13,022
Deferred revenue	110,456	94,673
Current portion of finance lease obligation	1,370	1,345
Other current liabilities	22,881	26,018
Total current liabilities	200,370	207,522
Long-term finance lease obligation	41,958	42,329
Long-term deferred revenue	28,868	43,501
Other long-term liabilities	42,184	42,639
Total liabilities	313,380	335,991

Stockholders’ equity:
Common stock, $0.001 par value, 75,000 shares authorized; 32,129 shares issued and outstanding at March 31, 2025; 32,365 shares issued and outstanding at December 31, 2024	32	32
Additional paid-in capital	547,020	548,654
Retained earnings	485,673	470,318
Accumulated other comprehensive loss	(5,487)	(6,214)
Total stockholders’ equity	1,027,238	1,012,790
Total liabilities and stockholders’ equity	$1,340,618	$1,348,781

News Release

Axcelis Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$28,579	$51,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,309	3,775
Stock-based compensation expense	4,903	4,690
Other	(1,682)	3,143
Change in operating assets and liabilities, net	3,686	(20,980)
Net cash provided by operating activities	39,795	42,223

Cash flows from investing activities
Expenditures for property, plant and equipment and capitalized software	(4,960)	(1,620)
Other changes in investing activities, net	45,429	(54,071)
Net cash provided by (used in) investing activities	40,469	(55,691)

Cash flows from financing activities
Repurchase of common stock	(18,178)	(14,999)
Other changes from financing activities, net	(1,932)	(3,056)
Net cash used in financing activities	(20,110)	(18,055)

Effect of exchange rate changes on cash and cash equivalents	292	(1,813)
Net increase (decrease) in cash, cash equivalents and restricted cash	60,446	(33,336)

Cash, cash equivalents and restricted cash at beginning of period	131,064	173,951
Cash, cash equivalents and restricted cash at end of period	$191,510	$140,615

News Release

Notes on Our Non-GAAP Financial Information

Management uses non-GAAP gross profit, gross margin, operating income, operating margin, income tax provision, net income, diluted earnings per share, and Adjusted EBITDA to evaluate the Company’s operating and financial performance and for planning purposes. Axcelis believes these measures enhance an overall understanding of its performance and investors’ ability to review the Company’s business from the same perspective as the Company’s management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and may exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

News Release

Axcelis Technologies, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages)

	Three months ended March 31,
	2025	2024
GAAP gross profit	$88,768	$116,051
Restructuring[1]	226	—
Stock-based compensation	353	290
Non-GAAP gross profit	$89,347	$116,341
Non-GAAP gross margin	46.4%	46.1%

Operating expenses	$59,609	$59,512
Bad debt expense	—	459
Restructuring	(923)	—
Stock-based compensation	(4,550)	(4,400)
Non-GAAP operating expenses	$54,136	$55,571

GAAP operating income	$29,159	$56,539
Bad debt expense	—	(459)
Restructuring[1]	1,149	—
Stock-based compensation	4,903	4,690
Non-GAAP operating income	$35,211	$60,770
Non-GAAP operating margin	18.3%	24.1%

GAAP income tax provision	$4,505	$7,404
Income tax effect of Non-GAAP adjustments[2]	847	592
Non-GAAP income tax provision	$5,352	$7,996

GAAP net income	$28,579	$51,595
Bad debt expense	—	(459)
Restructuring[1]	1,149	—
Stock-based compensation	4,903	4,690
Income tax effect of Non-GAAP adjustments[2]	(847)	(592)
Non-GAAP net income	$33,784	$55,234

GAAP diluted EPS	$0.88	$1.57
Bad debt expense	—	(0.01)
Restructuring[1]	0.04	—
Stock-based compensation	0.15	0.14
Income tax effect of Non-GAAP adjustments[2]	(0.03)	(0.02)
Non-GAAP diluted EPS	$1.04	$1.68

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Note 2: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

News Release

Axcelis Technologies, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands, except percentages)

	Three months ended March 31,
	2025	2024
Net income	$28,579	$51,595
Other (income)/expense	(3,925)	(2,460)
Income tax provision	4,505	7,404
Depreciation & amortization	4,309	3,775
Subtotal	33,468	60,314
Bad debt expense	—	(459)
Restructuring[1]	1,149	—
Stock-based compensation	4,903	4,690
Adjusted EBITDA	$39,520	$64,545
Adjusted EBITDA margin	20.5%	25.6%

Note 1: Restructuring and other costs primarily related to early retirement programs and severance costs, due to global cost-saving initiatives.

Axcelis Technologies, Inc.

Second Quarter Outlook

GAAP to Non-GAAP Diluted Earnings Per Share

Three months ended June 30, 2025
GAAP diluted EPS	$0.57
Stock-based compensation	0.18
Income tax effect of non-GAAP adjustments[1]	(0.03)
Non-GAAP diluted EPS	$0.73

Note 1: Impact of taxes from non-GAAP adjustments, uses adjusted tax rate of 14%.

Figures may not sum due to rounding.